Exhibit 3.370

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WESLEY HEALTH SYSTEM LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF JULY, A.D. 1997, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “HATTIESBURG HEALTH SYSTEM LLC” TO “WESLEY HEALTH SYSTEM LLC”, FILED THE SEVENTH DAY OF AUGUST, A.D. 1997, AT 1 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE NINTH DAY OF MAY, A.D. 2000, AT 4 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF JUNE, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWELFTH DAY OF SEPTEMBER, A.D. 2007, AT 12 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “WESLEY HEALTH SYSTEM LLC”.

/s/ Jeffrey W. Bullock
2770969 8100H	Jeffrey W. Bullock, Secretary of State
111142535	AUTHENTICATION: 9120505
you may verify this certificate online at corp. delaware. gov/authver.shtml	DATE: 10 – 27 – 11

CERTIFICATION OF FORMATION

OF

HATTIESBURG HEALTH SYSTEM LLC

The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions of the Delaware Limited Liability Company Act, hereby certifies that;

FIRST: The name of the limited liability company (“Company”) is Hattiesburg Health System LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the Company are Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

Executed on July 7, 1997.

QHG OF HATTIESBURG, INC.

By:	/s/ Gayle Jenkins
Name:	Gayle Jenkins
Title:	Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/09/1997
971226289 – 2770969

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF FORMATION OF

HATTIESBURG HEALTH SYSTEM LLC

Hattiesburg Health System LLC (the “Company”), a limited liability company organized and existing under the Delaware Limited Liability Company Act, does hereby certify:

1. Hattiesburg Health System LLC is the name of the Company as shown in the Certificate of Formation filed on July 9, 1997.

2. The Certificate of Formation of the Company is hereby amended by striking out Article “First” thereof and substituting in lieu of said Article the following:

“First: The name of the limited liability company (the “Company”) is Wesley Health System LLC,”

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the Company’s authorized member this 5th day of August, 1997.

QHG OF HATTIESBURG, INC

By:	/s/ Gayle Jenkins
Gayle Jenkins
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 08/07/1997
971264096 – 2770969

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 05/09/2000
001236134 – 2770969

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION

OF

WESLEY HEALTH SYSTEM LLC

WESLEY HEALTH SYSTEM LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is

WESLEY HEALTH SYSTEM LLC

2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:

“2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.”

Executed on Jan 24, 2000.

/s/ Gayle Jenkins
Gayle Jenkins)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/12/2001
010284614 – 2770969

Certificate of Amendment to Certificate of Formation

of

WESLEY HEALTH SYSTEM LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is WESLEY HEALTH SYSTEM LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on 5.16.01

/s/ MICHAEL L. SILHOL
MICHAEL L. SILHOL, Authorized Person

DELLD-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

State of Delaware
Secretary of State
Division or Corporations
Delivered 12:00 PM 09/12/2007
FILED 12:00 PM 09/12/2007
SRV 071008628 – 2770969 FILE

CERTIFICATE OF MERGER

OF

HATTIESBURG AMBULATORY SURGERY CENTER, L.P.

INTO

WESLEY HEALTH SYSTEM LLC

Pursuant to Title 6, Section 17-211 of the Delaware Limited Partnership Act and Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), the undersigned limited liability company execute the following Certificate of Merger:

1. The name and jurisdiction of formation of each of the constituent entities are as follows:

Name	Type of Entity	Jurisdiction of Formation
Hattiesburg Ambulatory Surgery	Limited Partnership	Delaware
Center, L.P.

Wesley Health System LLC	Limited Liability Company	Delaware

2. An Agreement and Plan of Merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities in accordance with the Act.

3. The name of the surviving limited liability company is Wesley Health System LLC (“Wesley”).

4. The merger is become effective upon the filling of this Certificate of Merger with the Secretary of State of the State of Delaware.

5. A copy of the executed Merger Agreement is on file at the office of Wesley at 4000 Meridian Blvd., Franklin, TN 37067.

6. A copy of the Merger Agreement will be furnished by Wesley, upon request and without cost, to any partner or person holding an interest in Hattiesburg Ambulatory Surgery Center,L.P.

WESLEY HEALTH SYSTEM LLC

By:	/s/ Martin G. Schweinhart
Name:	Martin G. Schweinhart
Title:	President

IN WITHNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the 12th day of September 2007.

THE ASC PARTNERSHIP:

HATTIESBURG AMBULATORY SURGERY CENTER, L.P., a Delaware limited partnership

By:	Hattiesburg ASC-GP, LLC. Its General Partner

By:	/s/ Martin G. Schweinhart
Name:	Martin G. Schweinhart
Title:	President

THE COMPANY:

WESLEY HEALTH SYSTEM LLC, a Delaware limited liability company

By:	/s/ Martin G. Schweinhart
Name:	Martin G. Schweinhart
Title:	President

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